CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS
OF
VET ONLINE SUPPLY INC.

We, the undersigned, do hereby certify that at a meeting of the Board of Directors of Vet Online Supply Inc., a corporation organized under the laws of the State of Florida (the "Corporation"),  duly held on December 12, 2017 at 6500 Live Oak Drive, Kelseyville, CA 95451 which said meeting no less than two directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:

WHEREAS, the Board of Directors of the Corporation has authorized and approved, through majority vote, to dismiss Edward Aruda as the Chairman of the Board, and appoint Daniel Rushford as the Chairman of the Board. The resignation is pursuant a Settlement and Release Agreement dated December 12, 2017 whereas the Company has agreed to pay $3,000 and transfer the vehicle to Mr. Aruda. Mr. Aruda has agreed to release any/all claims against the Company.  Mr. Aruda incorrectly filed a Form 8-K on December 1, 2017 whereas he had neither the authority or majority vote to dismiss and/or appoint any officer or director for the company.

The Board of Directors and conjunction with the opinion of legal counsel, William B. Haseltine, of the Corporation have deemed it in the best interests of the Corporation to dismiss Edward Aruda as the Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer; and Mr. Nathan E. Lewis Chief Operations Officer and Member of the Board; and appoint Daniel Rushford as the Chairman of the Board. The resignation is pursuant a Settlement and Release Agreement between the Company and Mr. Aruda regarding the 8-K Filing on December 1, 2017 whereas Mr. Aruda did not hold the majority vote for any approval/authorization to dismiss and appoint various Board Members without their consent. Daniel Rushford holds majority vote and therefore has dismissed Edward Aruda as Chairman of the Board, and has terminated any/all contracts and employment agreements between the Company and Mr. Aruda and Nathan Lewis, accordingly.

Specifically, in accordance to the agreements and 8-K filed on August 28, 2017 and August 30, 2017, respectively; On August 28, 2017, Vet Online Supply Inc.  (the "Company") entered into an Employment Agreement with Mr. Daniel Rushford with regard to being appointed as the new Chief Executive Officer, President, Secretary, Treasurer and Member of the Board of Directors for Vet Online Supply, Inc. Mr. Rushford will receive a monthly salary of $2,000.00 to be paid at the end of each month. Amounts unpaid will accrue annual interest of 6%, and in addition will receive 25,000,000 shares of restricted common stock and 1,000 Preferred Series B Shares upon signing of this agreement. Further, at the end of the first 12 months the EMPLOYEE will receive $75,000 of restricted common shares of the company at fair market value.  The term of the Consulting Agreement is for two years; renewable upon mutual consent; and, On August 28, 2017, the Company entered into a new Employment Agreement with Mr. Edward Aruda with regards to accepting the position to Direct all sales and marketing for the company, with a focus on product revenues. The Company and Mr. Aruda have agreed to cancel and return to treasury 138,750,000 restricted common shares and 20,000 Preferred Series B shares of the company. As of the period ending August 28, 2017, any accrued expenses, loans and salary for Mr. Aruda will be transferred to a Promissory Note. Further, Mr. Aruda will receive 3,750,000 shares of restricted common stock upon signing of this agreement, and at the end of the first 12 months he will receive $75,000 of restricted common shares of the company at fair market value. Mr. Aruda currently holds 138,750,000 restricted common shares and 20,000 Preferred Series B shares. Any stock previously held by Mr. Aruda will be cancelled and returned to treasury, inclusive of 138,750,000 shares of Common Stock and 20,000 Preferred Series B Shares, in accordance with his Employment Agreement. Mr. Aruda will receive a monthly salary of $3,000.00 to be paid at the end of each month. Amounts unpaid will accrue annual interest of 6%, and he will receive 5% of all revenue that is generated through the sale of products sold by the COMPANY.

NOW, THEREFORE, BE IT:

RESOLVED,  the Board of Directors of the Corporation has authorized and approved, through majority vote, to dismiss Edward Aruda as the Chairman of the Board, and appoint Daniel Rushford as the Chairman of the Board. The resignation is pursuant a Settlement and Release Agreement dated December 12, 2017 whereas the Company has agreed to pay $3,000 and transfer the vehicle to Mr. Aruda. Mr. Aruda has agreed to release any/all claims against the Company.  Mr. Aruda incorrectly files a Form 8-K on December 1, 2017 whereas he had neither the authority or majority vote to dismiss and/or appoint any officer or director of the company.

Specifically, in accordance to the agreements and 8-K filed on August 28, 2017 and August 30, 2017, respectively; On August 28, 2017, Vet Online Supply Inc.  ("the Company") entered into an Employment Agreement with Mr. Daniel Rushford with regard to being appointed as the new Chief Executive Officer, President, Secretary, Treasurer and Member of the Board of Directors for Vet Online Supply, Inc. Mr. Rushford will receive a monthly salary of $2,000.00 to be paid at the end of each month. Amounts unpaid will accrue annual interest of 6%, and in addition will receive 25,000,000 shares of restricted common stock and 1,000 Preferred Series B Shares upon signing of this agreement. Further, at the end of the first 12 months the EMPLOYEE will receive $75,000 of restricted common shares of the company at fair market value.  The term of the Consulting Agreement is for two years; renewable upon mutual consent; and, On August 28, 2017, the Company entered into a new Employment Agreement with Mr. Edward Aruda with regards to accepting the position to Direct all sales and marketing for the company, with a focus on product revenues. The Company and Mr. Aruda have agreed to cancel and return to treasury 138,750,000 restricted common shares and 20,000 Preferred Series B shares of the company. As of the period ending August 28, 2017, any accrued expenses, loans and salary for Mr. Aruda will be transferred to a Promissory Note. Further, Mr. Aruda will receive 3,750,000 shares of restricted common stock upon signing of this agreement, and at the end of the first 12 months he will receive $75,000 of restricted common shares of the company at fair market value. Mr. Aruda currently holds 138,750,000 restricted common shares and 20,000 Preferred Series B shares. Any stock previously held by Mr. Aruda will be cancelled and returned to treasury, inclusive of 138,750,000 shares of Common Stock and 20,000 Preferred Series B Shares, in accordance with his Employment Agreement. Mr. Aruda will receive a monthly salary of $3,000.00 to be paid at the end of each month. Amounts unpaid will accrue annual interest of 6%, and he will receive 5% of all revenue that is generated through the sale of products sold by the COMPANY.

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the above resolutions were duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws and the laws of the State of Florida, as transcribed by us from the minutes; and that the same have not in any way been modified,

IN WITNESS WHEREOF, We have hereunto set our hands as President and Chief Executive Officer and Members of the Board of Directors of the Corporation.

Dated: December 12, 2017

Dan Rushford

Daniel Rushford,
President and Chief Executive Officer/ Member of  the Board

Signature: Sam Berry      Member of the Board Print Name: Samuel Berry

Signature: Matthew Scott    Member of the Board Print Name: Matthew Scott

Signature: -ABSTAINED-    Member of the Board Print Name: Edward Aruda
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